Exhibit 99.1

CareDx Announces Preliminary Fourth Quarter and
Full Year 2025 Financial Results
Expects Fourth Quarter Revenue Growth of Approximately 25% Year-Over-Year
Expects Full Year 2025 Revenue of Approximately $380 Million
BRISBANE, Calif. — (BUSINESS WIRE)—January 12, 2025, CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™, a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high‑value healthcare solutions for transplant patients and caregivers, today reported preliminary, unaudited financial results for the fourth quarter and full year 2025.

Preliminary Fourth Quarter 2025 Financial Results
•Revenue of approximately $108 million, an increase of 25% year-over-year
•Testing services revenue of approximately $78 million, an increase of 23% year-over-year
•Testing services volume of approximately 53,000, an increase of 17% year-over-year
•Average revenue per test of approximately $1,470 including approximately $5 million in prior period revenue
•Patient & digital solutions revenue of approximately $17 million, an increase of 47% year-over-year
•Product revenue of approximately $13 million, an increase of 17% year-over-year
•Share repurchase of $12 million during the quarter for 773,000 shares at an average price of $15.79 per share

Preliminary Full Year 2025 Financial Results
•Revenue of approximately $380 million, an increase of 14% year-over-year
•Testing services revenue of approximately $274 million, an increase of 10% year-over-year
•Testing services volume of approximately 200,000, an increase of 14% year-over-year
•Patient & digital solutions revenue of approximately $57 million, an increase of 31% year-over-year
•Product revenue of approximately $48 million, an increase of 19% year-over-year
•Cash, cash equivalents and marketable securities of approximately $200 million as of December 31, 2025
•Share repurchase of $88 million during the year for 5.8 million shares at an average price of $15.16 per share

“We had another quarter of strong testing services volume growth and record revenue across all segments of our business,” said John W. Hanna, President and CEO. “Our solutions selling strategy is working. In 2026, we plan to build on this commercial momentum and advance our Transplant+ innovation pipeline.”
The preliminary financial information presented in this press release is based on CareDx’s current expectations and may be adjusted as a result of, among other things, the completion of customary annual audit procedures.
About CareDx
CareDx is a precision medicine company dedicated to improving outcomes for transplant patients and advancing organ health. The Company’s integrated solutions include non-invasive molecular testing for heart, kidney, and lung transplants; laboratory products; digital health technologies; and patient solutions that support care before and after transplant. CareDx is the leading provider of genomics-based information for transplant patients. For more information, please visit www.caredx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2025. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by CareDx with the SEC on February 28, 2025, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

CareDx, Inc.
Media
Natasha Moshirian Wagner
nwagner@CareDx.com

Investors
Caroline Corner
investor@CareDx.com